Exhibit 12.1

                           HARTFORD LIFE INSURANCE CO.

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(IN MILLIONS)                                           YTD         YTD         YTD         YTD            YTD           YTD
                                                     03/31/05    12/31/04     12/31/03    12/31/02      12/31/01      12/31/00
---------------------------------------------------------------------------------------------------------------------------------
   EARNINGS                                       $     322        1,012        794      $    428    $     696     $     681
ADD:
FIXED CHARGES
   Interest expense                                      -           -           -           -              -             -
   Interest factor attributable to rentals               1           6           6           7              6             7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                                      1           6           6           7              6             7
   Interest credited to contractholders                 394        1,658       1,055        974            939           920
=================================================================================================================================
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED
TO CONTRACTHOLDERS                                      395        1,664       1,061        981            945           927
=================================================================================================================================
EARNINGS, AS DEFINED                                    323        1,018        800         435            702           688
=================================================================================================================================
EARNINGS, AS DEFINED, INCLUDING INTEREST
CREDITED TO CONTRACTHOLDERS                             717        2,676       1,855       1,409          1,641         1,608
=================================================================================================================================
FIXED CHARGES
   Fixed charges above                                   1           6           6           7              6             7
   Dividends on subsidiary preferred stock               -           -           -           -              -             -
---------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND               1           6           6           7              6             7
REQUIREMENTS
=================================================================================================================================
TOTAL FIXED CHARGES, INTEREST CREDITED TO
CONTRACTHOLDERS  AND PREFERRED DIVIDEND           $     395        1,664       1,061       $ 981      $    945      $    927
REQUIREMENTS
=================================================================================================================================
RATIOS
   Earnings, as defined, to total fixed charges        323.0       169.7       133.3        62.1          117.0         98.3
=================================================================================================================================
   Earnings, as defined, to total fixed charges
     and preferred dividend requirements               323.0       169.7       133.3        62.1          117.0         98.3
=================================================================================================================================
   Earnings, as defined, including interest
     credited to contractholders, to total
     fixed charges including interest credited          1.8         1.6         1.7         1.4            1.7           1.7
     to contractholders
=================================================================================================================================
   Earnings, as defined, including interest
     credited to contractholders, to total fixed
     charges including interest credited
     to contractholders and preferred dividend          1.8         1.6         1.7         1.4            1.7           1.7
     requirements
=================================================================================================================================



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